UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 30, 2005

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2135 West Maple Road, Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an

Off-Balance Sheet Arrangement of a Registrant

Item 8.01.	Other Events

On September 30, 2005, ArvinMeritor, Inc. issued $252,537,000 aggregate principal amount of a new series of its 8.125% Notes due September 15, 2015 (“New Notes”), under its Indenture, dated as of April 1, 1998, as supplemented, with BNY Midwest Trust Company (successor to The Chase Manhattan Bank), as trustee. The material terms of the New Notes are described in the form of global certificate evidencing the New Notes, and in the Officers’ Certificate outlining the terms of the New Notes, which are filed as Exhibits 4a and 4b to this Form 8-K.

The New Notes were issued in exchange for $193,901,000 principal amount of ArvinMeritor’s 6.80% Notes due February 15, 2009, and $58,636,000 aggregate principal amount of its 7.125% Notes due March 15, 2009, which were tendered pursuant to an exchange offer that expired on September 28, 2005. A copy of the press release issued by ArvinMeritor announcing expiration and settlement of the exchange offer is filed as Exhibit 99 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4a – Form of global certificate evidencing the New Notes.

4b – Copy of Officers’ Certificate with respect to the terms of the New Notes.

99 – Press release of ArvinMeritor, Inc., dated September 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

Date: October 3, 2005	By:	/s/	Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4a	Form of global certificate evidencing the New Notes.

4b	Copy of Officers’ Certificate with respect to the terms of the New Notes.

99	Press release of ArvinMeritor, Inc., dated September 30, 2005.